UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

First Amendment

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

SHENGDA NETWORK TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-227526	35=2606208
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Floor 6, Building 6 LuGang WebMall Town, ChouJiang, YiWu Jinhua City, Gejiang Province, China	322000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

86-155-5793-7666

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SDWL	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020, on April 20, 2020, Shengda Network Technology, Inc. (the “Company”) purchased 100% of the shares of HK Peaker International Trade Group Limited (Hong Kong) (“Peaker”), a company which is intended to serve as a holding company or various business activities in China for a total purchase price of US$1,330.23. Peaker presently owns 100% of Zhejiang Jingmai Electronic Commerce Ltd., which is located in Zhejiang province, China. Thereafter, on May 15, 2020, Peaker incorporated in China a 100%-owned subsidiary, Zhejiang Jingmai Electronic Commerce Ltd. (China) which is intended to serve as an operating company in China for various of the Company’s activities in China.

The purpose of this amended filing is to enclose the audited financial statements of HK Peaker International Trade Group Limited (Hong Kong) for the period from October 5, 2018 (Inception) to June 20, 2019 and for the period from July 1, 2019 to April 20, 2020 (Acquisition)

Exhibits

99.1	Audited financial statements of HK Peaker International Trade Group Limited (Hong Kong) for the period from October 5, 2018 (Inception) to June 20, 2019 and for the period from July 1, 2019 to April 20, 2020 (Acquisition)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengda Network Technology, Inc.
a Nevada corporation

Date: October 29, 2020	By:	/s/ HangJin Chen
HangJin Chen
Chief Executive Officer (Principal Executive Officer)

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